UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2021

TELIGENT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08568	01-0355758
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

105 Lincoln Avenue

Buena, New Jersey 08310

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (856) 697-1441

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TLGT	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant

On February 24, 2021, the Audit Committee of the Board of Directors of Teligent, Inc. (“Teligent” or the “Company”) appointed Grassi & Co. CPAs, P.C. (“Grassi & Co.”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, subject to approval by the Company’s stockholders at the 2021 annual meeting of stockholders. During the fiscal years ended December 31, 2019 and December 31, 2020, respectively, and the subsequent period through February 24, 2021, neither the Company nor anyone acting on its behalf has consulted with Grassi & Co. on any of the matters or events set forth in Item 304(a)(2)(i) or 304(a)(2)(ii) of Regulation S-K.

As previously reported, on January 15, 2021, Deloitte & Touche LLP (“Deloitte”), the independent registered public accounting firm of the Company for the fiscal year ended December 31, 2020, notified the Company of its decision not to stand for re-appointment as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. Deloitte will complete the audit of the Company’s consolidated financial statements for the year ended December 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELIGENT, INC.

Date: March 2, 2021	By:	/s/ Philip K. Yachmetz
		Name:	Philip K. Yachmetz
		Title:	Chief Legal Officer